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                                  EXHIBIT 23(a)

                        CONSENT OF DELOITTE & TOUCHE LLP

We consent to the incorporation by reference in this Registration Statement of M/I Schottenstein Homes, Inc. on Form S-8 of our reports dated February 23, 2000, appearing in and incorporated by reference in the Annual Report on Form 10-K of M/I Schottenstein Homes, Inc. for the year ended December 31, 1999.

Deloitte & Touche LLP

Columbus, Ohio
April 28, 2000


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